Exhibit 99.1

         News Bulletin

For Further Information: Stephen D. Young Chief Financial Officer (801) 817-1776
2200 West Parkway Boulevard Salt Lake City, Utah 84119-2331 www.franklincovey.com

FRANKLINCOVEY ANNOUNCES
 Investor Webinar

Salt Lake City, Utah  –  January 4, 2008 – Franklin Covey Co. (NYSE: FC) today announced it will host an investor webinar to discuss with shareholders and the financial community the Company’s financial results for its fiscal quarter ended December 1, 2007.  The discussion will be held on Friday, January 11, 2008 at 11:00 a.m. Eastern Standard Time (9:00 a.m. Mountain Standard Time).

Interested persons can participate by calling 1-800-573-4842, access code: 11636978 and by logging on to http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=102601&eventID=1733914.

About FranklinCovey

FranklinCovey is a leading learning and performance services firm assisting professionals and organizations in measurably increasing their effectiveness in leadership, productivity, communication and sales. Clients include 91 of the Fortune 100, more than three-quarters of the Fortune 500, thousands of small and mid-sized businesses, as well as numerous government entities. Organizations and professionals access FranklinCovey services and products through consulting services, licensed client facilitators, one-on-one coaching, public workshops, catalogs, more than 80 retail stores, and www.franklincovey.com .  Nearly 1,500 FranklinCovey associates provide professional services and products in 41 offices in over 130 countries.